Sent via Electronic Delivery to: [redacted]

April 17, 2026

Mark C. Jensen
Chief Executive Officer
American Resources Corporation

Re: American Resources Corporation (the "Company")

Dear Mark C. Jensen:

On January 13, 2026, Staff notified the Company that it did not comply with the annual meeting requirement for continued listing on The Nasdaq Capital Market set forth in Listing Rules 5620 (the "Rule"). The Company's proxy was filed on March 9, 2026 and its annual meeting of shareholders was held on April 15, 2026. Accordingly, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Nicholas Argauer, Listing Analyst, at +1 202 573 4570.

Thank you,
Nasdaq Listing Qualifications